Exhibit 10.9

STANDBY PURCHASE AGREEMENT

THIS STANDBY PURCHASE AGREEMENT (the “Agreement”) is made as of September 7, 2005, by and between Alloy, Inc., a Delaware corporation (“Alloy”), dELiA*s, Inc., a Delaware corporation (the “Company”), and MLF Investments LLC, a Delaware limited liability company (“MLF”). Except as otherwise indicated herein, capitalized terms used herein without immediate definition shall have the meanings given them in Section 11 hereof.

WHEREAS, the Board of Directors of Alloy has determined that it is in the best interests of Alloy and its shareholders to separate the merchandise businesses currently conducted by certain subsidiaries of Alloy, including the operating subsidiaries Alloy Merchandising Group, LLC (the Company’s predecessor in interest), dELiA*s Corp., Alloy Merchandising, LLC and Skate Direct, LLC (collectively, the “Merchandising Business”) from the other businesses conducted by Alloy and its Subsidiaries;

WHEREAS, in furtherance of the foregoing, Alloy intends to effect a series of transactions, including, without limitation, the contribution by Alloy and various of its affiliates to the Company of certain assets relating to the Merchandising Businesses, the end result of which transactions will be that the Company will own, directly and indirectly, substantially all of the assets relating to the Merchandising Businesses now held by Alloy and its subsidiaries;

WHEREAS, upon the consummation of the transactions described above and subject to the fulfillment of the conditions set forth herein, Alloy first intends to effect the distribution of all of the outstanding shares of common stock, par value $.001 per share, of the Company (the “Common Stock”) on a pro rata basis to the holders of shares of common stock, par value $.01 per share, of Alloy (the “Alloy Common Stock”) as of the Record Date (as hereinafter defined) (the “Spinoff”), all substantially in the manner described in the Registration Statement (as defined below);

WHEREAS, in connection with Spinoff, and in order to provide the Company with sufficient capital to effect a retail store expansion plan and provide working capital for its business operations following consummation of the Spinoff, the Company intends to conduct a rights offering (the “Rights Offering”) to allow its stockholders (as of a certain record date) the transferable right (each a “Right,” and collectively, the “Rights”) to purchase additional fractional shares of its Common Stock for each share of Common Stock owned as of the record date to be established for the Rights Offering (the “Record Date”), at a price per share equal to a pre-money value equal to $175 million divided by the number of shares of our common stock that will be issued in the Spinoff, as adjusted pursuant to the treasury stock method to account for the dilutive impact of options and warrants that will be outstanding immediately following the Spinoff (the “Exercise Price”); and

WHEREAS, MLF has, pursuant to the terms of a Letter Agreement, dated as of April 13, 2005, by and between MLF and Alloy (the “Letter Agreement”), agreed to participate in the Rights Offering by exercising its pro rata share of the Rights and, in connection with the Rights Offering, has committed to subscribe for and exercise any Rights that remain unsold in the Rights Offering (the “Backstop Amount”) at the Exercise Price (it being understood that other stockholders will not be offered the right to purchase any Rights that go unsubscribed in the Rights Offering) up to an aggregate dollar amount equal to the difference between the aggregate dollar amount of MLF’s exercise of its pro rata share of the Rights and $20 million; and

WHEREAS, MLF is the investment manager of MLF Partners, L.P., a Delaware limited partnership and MLF Offshore Portfolio Company, L.P., a Cayman Islands exempted limited partnership (collectively, the “MLF Funds,” which shall include for purposes of this Agreement all investment funds for which MLF acts as investment advisor and which, subsequent to the date hereof, acquire record or beneficial ownership of any shares of Common Stock or Alloy Common Stock), which collectively own, as of the date hereof, 7,489,082 shares of Alloy Common Stock; and

WHEREAS, in connection with the transactions contemplated hereby, the Company has agreed to grant MLF and the other purchasers of Rights and Common Stock hereunder certain rights to have their shares of Common Stock registered under the Securities Act for resale, all pursuant to the provisions of a Registration Rights Agreement in substantially the form of Exhibit A hereto (the “Registration Rights Agreement”).

NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

Section 1. PARTICIPATION IN THE RIGHTS OFFERING; BACKSTOP.

(a) Participation in the Rights Offering. Pursuant to the terms and subject to the conditions of this Agreement, MLF hereby agrees to cause the MLF Funds to exercise, prior to the expiration of the Rights Offering, their respective full pro rata share of the Rights, based on the total number of Rights to which each such MLF Funds is entitled in the Rights Offering and the total number of Rights being offered in the Rights Offering (its “Pro Rata Share”), such exercise to be effected in accordance with the procedures set forth in the Company’s Registration Statement on Form S-1 that is contemplated to be filed with the Commission on or about September 2, 2005 (as filed and as thereafter amended, the “Registration Statement”; and the prospectus, including all documents incorporated therein by reference, as supplemented by the final prospectus relating to the Rights, in the form filed by the Company with the Commission pursuant to Rule 424(b) under the Securities Act on or before the second business day after the date the Registration Statement is declared effective by the Commission, is herein called the “Prospectus”) under the heading “The Rights Offering—Method of Exercising Rights,” and to pay the aggregate Exercise Price for its Pro Rata Share of the Rights granted to it in the Rights Offering as and when required pursuant to the provisions of the Rights.

(b) Backstop. Pursuant to the terms and subject to the conditions of this Agreement, the Company hereby offers MLF the right to subscribe for and exercise, in connection with the Rights Offering, at the Exercise Price, the Backstop Amount. As soon as reasonably practicable following the expiration date of the Rights Offering as set forth in the Registration Statement (as such date may be extended by the Company, the “Expiration Date”), the Company and the subscription agent for the Rights Offering shall determine the Backstop Amount and provide notice thereof to MLF, which notice shall be given at least five (5) business days prior to the Closing (as defined in Section 2). At the Closing, MLF hereby agrees to, or to cause one or more of the MLF Funds collectively to, subscribe for and exercise, at the Exercise Price, the Backstop Amount (it being understood that other stockholders will not be offered the right to purchase any Rights that go unsubscribed in the Rights Offering including by means of an oversubscription right) in such amounts as between MLF and each MLF Fund as MLF shall determine, in its sole discretion.

Section 2. THE CLOSING. The subscription for the Backstop Amount hereunder shall take place as soon as reasonably practicable following the Expiration Date, but in any event not earlier than five (5) business days after notice to MLF and not later than ten (10) business days following the Expiration Date, at a place mutually agreeable to the Company and MLF (the “Closing”). At the Closing, the Company shall deliver to MLF the certificates evidencing the shares of Common Stock subscribed for pursuant to Section 1(b), the warrants required to be delivered pursuant to Section 9(b) and the Registration Rights Agreement, duly executed by the Company, and MLF shall deliver to the Company a cashier’s check or wire transfer of immediately available funds to a bank account designated by the Company in the amount equal to the Exercise Price multiplied by the number of Shares exercisable pursuant to the Rights represented by the Backstop Amount. The date on which the Closing occurs is hereinafter referred to as the “Closing Date.”

Section 3. REPRESENTATIONS AND WARRANTIES OF THE COMPANY. As a material inducement to MLF to enter into this Agreement and to subscribe for the Rights, the Company hereby represents and warrants that:

(a) Organization and Corporate Power. The Company is a corporation duly organized, validly existing and in good standing under the laws of Delaware and is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction where the ownership or leasing of its properties or the conduct of its business requires such qualification, except where the failure to be so qualified would not have a Material Adverse Effect. The Company has all requisite corporate power and authority to own and operate its properties, to carry on its business as now conducted and presently proposed to be conducted and to carry out the transactions contemplated by this Agreement, including, without limitation, the Rights Offering. The Company has all necessary licenses, authorizations, consents and approvals and has made all necessary filings required under any federal, state, local or foreign law, regulation or rule, and has obtained all necessary authorizations, consents and approvals from other persons, in order to conduct its business, except with respect to such licenses, authorizations, consents and approvals the failure to obtain which would not have a Material Adverse Effect. The Company is not in violation of, or in default under, nor has it received notice of any proceedings relating to revocation or modification of, any such license, authorization, consent or approval or any federal, state, local or foreign law, regulation or rule or any decree, order or judgment applicable to the Company, which violation, breach or revocation likely would result in a Material Adverse Effect.

(b) Capital Stock. Immediately following the Closing, the authorized capital stock of the Company shall consist of (a) twenty five million (25,000,000) shares of preferred stock, none of which shares shall be issued and outstanding and one million (1,000,000) shares of which shall have been designated as the Company’s Series A Junior Participating Preferred Stock and (b) one hundred million (100,000,000) shares of Common Stock, with the amount outstanding as of the Rights Offering Record Date to be as described in the Prospectus. The capital stock of the Company will, as of the Rights Offering Record Date, conform in all material respects to the description thereof contained in the Registration Statement and the Prospectus, and the certificates for the shares of Common Stock are in due and proper form and the holders of such shares will not be subject to personal liability by reason of being such holders. As of the Closing, the outstanding options, warrants and other rights to purchase capital stock of the Company shall be as set forth in the Registration Statement and the Prospectus under the heading “Capitalization.” Immediately following the Closing, all of the issued and outstanding shares of capital stock, including the Common Stock, of the Company have been duly authorized and validly issued and are fully paid and non-assessable, have been issued in compliance with all federal and state securities laws and were not issued in violation of any preemptive right, resale right, right of first refusal or similar right and shall be listed for trading on The Nasdaq Stock Market (“Nasdaq”). Except as set forth in the Registration Statement and the Prospectus (i) no person has the right, contractual or otherwise, to cause the Company to issue or sell to it any shares of Common Stock or shares of any other capital stock or other equity interests of the Company and (ii) no person has any preemptive rights, resale rights, rights of first refusal or other rights to purchase any shares of Common Stock or shares of any other capital stock or other equity interests of the Company, and, in the case of each of the foregoing clauses (i) and (ii), whether as a result of the filing or effectiveness of the Registration Statement or the issuance of the Rights or the sale of the shares of Common Stock as contemplated thereby or otherwise; except as set forth in the Registration Statement and the Prospectus, no person has the right, contractual or otherwise, to cause the Company to register under the Securities Act any shares of Common Stock or shares of any other capital stock or other equity interests of the Company, or to include any such shares or interests in the Registration Statement or the offering contemplated thereby, whether as a result of the filing or effectiveness of the Registration Statement or the issuance of the Rights as contemplated thereby or otherwise.

(c) Authorization; No Breach. The execution, delivery and performance of this Agreement, the Warrant, the Registration Rights Agreement and each other agreement contemplated hereby to which the Company is a party have been duly authorized by the Company. The Company is not in breach or violation of or in default under (nor has any event occurred which with notice, lapse of time or both would result in any breach of, constitute a default under or give the holder of any indebtedness (or a person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a part of such indebtedness under) its (A) certificate of incorporation or by-laws, or (B) any indenture, mortgage, deed of trust, bank loan or credit agreement or other evidence of indebtedness, or any license, lease, contract or other agreement or instrument to which the Company is a party or by which it or any of its properties may be bound or affected and, except with respect to (B) only, which breach, violation or default would be reasonably likely to result in a Material Adverse Effect; and the execution, delivery and performance of this Agreement, the Warrant and the Registration Rights Agreement, the issuance of the Rights and the issuance and sale of the shares of Common Stock issuable upon exercise of the Rights and the consummation of the transactions contemplated in the Rights Offering and hereby will not conflict with, result in any breach or violation of or constitute a default under (nor constitute any event which with notice, lapse of time or both would result in any breach of or constitute a default under) (A) the certificate of incorporation or by-laws of the Company, or (B) any indenture, mortgage, deed of trust, bank loan or credit agreement or other evidence of indebtedness, or any license, lease, contract or other agreement or instrument to which the Company is a party or by which it or any of its properties may be bound or affected, or (C) any federal, state, local or foreign law, regulation or rule or any decree, judgment or order applicable to the Company and which breaches, defaults or violations would, in the case of the matters described in clauses (B) and (C) above, be reasonably likely to result in a Material Adverse Effect; and except for the registration under the Securities Act of (A) the shares of Common Stock to be issued in the Spinoff, (B) the Rights and (C) the shares of Common Stock issuable upon exercise of the Rights and such consents, approvals, authorizations, registrations or qualifications as may be required under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and applicable state securities laws in connection with the Spinoff and the Rights Offering, no consent, approval, authorization or order of, or filing or registration with, any such court or governmental agency or body is required for the execution, delivery and performance of this Agreement by the Company and the consummation of the transactions contemplated hereby.

(d) Binding Agreement; Enforceability. This Agreement has been duly authorized, executed and delivered by the Company and is a legal, valid and binding agreement of the Company, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally and to general principles of equity and to limitations on the rights to indemnity and contribution that exist by virtue of public policy. Each of the Warrant and Registration Rights Agreement, when duly executed and delivered by the Company, will be a legal, valid and binding agreement of the Company, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally and to general principles of equity and to limitations on the rights to indemnity and contribution that exist by virtue of public policy.

(e) Independent Public Accountants. BDO Seidman LLP, whose report on the financial statements of the Company is filed with the Commission as part of the Registration Statement and the Prospectus, are independent public accountants as required by the Act. Ernst & Young LLP, whose report on the financial statements of dELiA*s Corp. is filed with the Commission as part of the Registration Statement and the Prospectus, are independent public accountants as required by the Act.

(f) Financial Statements. The audited and unaudited financial statements included in the Registration Statement, together with the related notes and schedules, present fairly the financial position of the Company as of the dates indicated and the results of operations and cash flows of the Company for the periods specified and have been prepared in compliance with the requirements of the Securities Act and in conformity with generally accepted accounting principles applied on a consistent basis during the periods involved; any pro forma financial statements or data included in the Registration Statement and the Prospectus comply with the requirements of Regulation S-X of the Act and the Company believes that the assumptions used in the preparation of such pro forma financial statements and data are reasonable, the pro forma adjustments used therein are appropriate to give effect to the transactions or circumstances described therein and the pro forma adjustments have been properly applied to the historical amounts in the compilation of those statements and data; the other financial and statistical data set forth in the Registration Statement and the Prospectus are accurately presented in all material respects and prepared on a basis consistent with the financial statements and books and records of the Company; there are no financial statements (historical or pro forma) that are required to be included in the Registration Statement and the Prospectus that are not included as required; and

the Company does not have any material liabilities or obligations, direct or contingent (including any off-balance sheet obligations), not disclosed in the Registration Statement and the Prospectus.

(g) No Material Changes. Subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus, there has not been (i) any material adverse change, or any development reasonably likely to result in a prospective material adverse change, in the business, properties, management, financial condition or results of operations of the Company taken as a whole, (ii) any transaction which is material to the Company, (iii) any obligation, direct or contingent (including any off-balance sheet obligations), incurred by the Company which is material to the Company, (iv) any change in the capital stock or (v) any dividend or distribution of any kind declared, paid or made on the capital stock of the Company.

(h) No Material Misstatements. The Registration Statement and Prospectus complied in all material respects with the requirements of the Securities Act and does not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, as of the date and in light of the circumstances under which they were made, not misleading; provided, that information provided as of a later date or filing shall be deemed to modify information provided as of an earlier date or filing.

(i) Broker’s Fees. There is no investment banker, broker, finder or other intermediary or advisor that has been retained by or is authorized to act on behalf of Alloy or the Company or any of its Affiliates who might be entitled to any fee, commission or reimbursement of expenses from MLF as a result of the MLF Funds’ exercise of their Rights in the Rights Offering and the MLF Funds’ purchase of the Backstop Amount.

(j) Capitalization. The Company currently anticipates that Cash and Cash Equivalents on its balance sheet immediately post-Spinoff (which includes for purposes of this definition the net proceeds of the $1.2 million private placement described in the Registration Statement and the net proceeds of the Rights Offering, plus liquid assets transferred from Alloy in connection with the Spinoff) plus its expected net cash flow thereafter, will result in approximately $30 million of Cash and Cash Equivalents on its balance sheet as of January 31, 2006, though such number is subject to change based on the performance of the Company, capital expenditures and other factors.

Section 4. REPRESENTATIONS AND WARRANTIES OF ALLOY. As a material inducement to MLF to enter into this Agreement and cause the MLF Funds to subscribe for the Rights, Alloy hereby represents and warrants that:

(a) Organization and Corporate Power. Alloy is a corporation duly organized, validly existing and in good standing under the laws of Delaware and is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction where the ownership or leasing of its properties or the conduct of its business requires such qualification and where the failure to be so qualified could materially and adversely affect Alloy’s ability to effect the Spinoff. Alloy has all requisite corporate power and authority to own and operate its properties, to carry on its business as now conducted and presently proposed to be conducted and to carry out the transactions contemplated by this Agreement, including, without limitation, the Rights Offering. Alloy has all necessary licenses, authorizations, consents and approvals and has made all necessary filings required under any federal, state, local or foreign law, regulation or rule, and has obtained all necessary authorizations, consents and approvals from other persons, in order to effect the Spinoff; Alloy is not in violation of, or in default under, or has received notice of any proceedings relating to revocation or modification of, any such license, authorization, consent or approval or any federal, state, local or foreign law, regulation or rule or any decree, order or judgment applicable to Alloy, which violation, default or revocation could materially and adversely affect Alloy’s ability to effect the Spinoff.

(b) Capital Stock. Immediately following the Closing, the authorized capital stock of the Company shall consist of (a) twenty five million (25,000,000) shares of preferred stock, none of which shares shall be issued and outstanding and one million (1,000,000) shares of which shall have been designated as the Company’s Series A Junior Participating Preferred Stock and (b) one hundred million (100,000,000) shares of Common Stock, with the amount outstanding as of the Rights Offering Record Date to be as described in the Prospectus. The capital stock of the Company conforms in all material respects to the description thereof contained in the Registration Statement and the Prospectus, and the certificates for the shares of Common Stock are in due and proper form and the holders of such shares will not be subject to personal liability by reason of being such holders. As of the Closing, the outstanding options, warrants and other rights to purchase capital stock of the Company shall be as set forth in the Registration Statement and the Prospectus under the heading “Capitalization.” Immediately following the Closing, all of the issued and outstanding shares of capital stock, including the Common Stock, of the Company have been duly authorized and validly issued and are fully paid and non-assessable, have been issued in compliance with all federal and state securities laws and were not issued in violation of any preemptive right, resale right, right of first refusal or similar right and shall be listed for trading on Nasdaq. Except as set forth in the Registration Statement and the Prospectus (i) no person has the right, contractual or otherwise, to cause the Company to issue or sell to it any shares of Common Stock or shares of any other capital stock or other equity interests of the Company and (ii) no person has any preemptive rights, resale rights, rights of first refusal or other rights to purchase any shares of Common Stock or shares of any other capital stock or other equity interests of the Company, and, in the case of each of the foregoing clauses (i) and (ii), whether as a result of the filing or effectiveness of the Registration Statement or the issuance of the Rights or the sale of the shares of Common Stock as contemplated thereby or otherwise; except as set forth in the Registration Statement and the Prospectus, no person has the right, contractual or otherwise, to cause the Company to register under the Securities Act any shares of Common Stock or shares of any other capital stock or other equity interests of the Company, or to include any such shares or interests in the Registration Statement or the offering contemplated thereby, whether as a result of the filing or effectiveness of the Registration Statement or the issuance of the Rights as contemplated thereby or otherwise.

(c) Authorization; No Breach. The execution, delivery and performance of this Agreement and any other agreement contemplated hereby to which Alloy is a party have been duly authorized by Alloy. Alloy is not in breach or violation of or in default under (nor has any event occurred which with notice, lapse of time or both would result in any breach of, constitute a default under or give the holder of any indebtedness (or a person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a part of such indebtedness under) its (A) certificate of incorporation or by-laws, or (B) any indenture, mortgage, deed of trust, bank loan or credit agreement or other evidence of indebtedness, or any license, lease, contract or other agreement or instrument to which Alloy is a party or by which it or any of its properties may be bound or affected, which breach, violation or default could materially and adversely affect Alloy’s ability to effect the Spinoff; and the execution, delivery and performance of this Agreement, the issuance of the Rights and the issuance and sale of the shares of Common Stock issuable upon exercise of the Rights and the consummation of the transactions contemplated in the Rights Offering and hereby will not conflict with, result in any breach or violation of or constitute a default under (nor constitute any event which with notice, lapse of time or both would result in any breach of or constitute a default under) (A) the certificate of incorporation or by-laws of Alloy, or (B) any indenture, mortgage, deed of trust, bank loan or credit agreement or other evidence of indebtedness, or any license, lease, contract or other agreement or instrument to which Alloy is a party or by which it or any of its properties may be bound or affected, or (C) any federal, state, local or foreign law, regulation or rule or any decree, judgment or order applicable to Alloy; and except for the registration under the Securities Act of (A) the shares of Common Stock to be issued in the Spinoff, (B) the Rights and (C) the shares of Common Stock issuable upon exercise of the Rights and such consents, approvals, authorizations, registrations or qualifications as may be required under the Exchange Act and applicable state securities laws in connection with the Spinoff and the Rights Offering, no consent, approval, authorization or order of, or filing or registration with, any such court or governmental agency or body is required for the execution, delivery and performance of this Agreement by Alloy and the consummation of the transactions contemplated hereby.

(d) Binding Agreement; Enforceability. This Agreement has been duly authorized, executed and delivered by Alloy and is a legal, valid and binding agreement of Alloy, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally and to general principles of equity and to limitations on the rights to indemnity and contribution that exist by virtue of public policy.

(e) Independent Public Accountants. BDO Seidman LLP, whose report on the financial statements of Alloy is filed with the Commission as part of the Registration Statement and the Prospectus, are independent public accountants as required by the Act. Ernst & Young LLP, whose report on the financial statements of dELiA*s Corp. is filed with the Commission as part of the Registration Statement and the Prospectus, are independent public accountants as required by the Act.

(f) Financial Statements. The audited and unaudited financial statements included in the Registration Statement, together with the related notes and schedules, present fairly the financial position of the Company as of the dates indicated and the results of operations and cash flows of the Company for the periods specified and have been prepared in compliance with the requirements of the Securities Act and in conformity with generally accepted accounting principles applied on a consistent basis during the periods involved; any pro forma financial statements or data included in the Registration Statement and the Prospectus comply with the requirements of Regulation S-X of the Act and the Company believes that the assumptions used in the preparation of such pro forma financial statements and data are reasonable, the pro forma adjustments used therein are appropriate to give effect to the transactions or circumstances described therein and the pro forma adjustments have been properly applied to the historical amounts in the compilation of those statements and data; the other financial and statistical data set forth in the Registration Statement and the Prospectus are accurately presented in all material respects and prepared on a basis consistent with the financial statements and books and records of the Company; there are no financial statements (historical or pro forma) that are required to be included in the Registration Statement and the Prospectus that are not included as required; and the Company does not have any material liabilities or obligations, direct or contingent (including any off-balance sheet obligations), not disclosed in the Registration Statement and the Prospectus.

(g) No Material Changes. Subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus, there has not been (i) any material adverse change, or any development reasonably likely to result in a prospective material adverse change, in the business, properties, management, financial condition or results of operations of the Company taken as a whole, (ii) any transaction which is material to the Company, (iii) any obligation, direct or contingent (including any off-balance sheet obligations), incurred by the Company which is material to the Company, (iv) any change in the capital stock or (v) any dividend or distribution of any kind declared, paid or made on the capital stock of the Company.

(h) No Material Misstatements. The Registration Statement and Prospectus complied in all material respects with the requirements of the Securities Act and does not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

(i) Broker’s Fees. There is no investment banker, broker, finder or other intermediary or advisor that has been retained by or is authorized to act on behalf of Alloy or the Company or any of its Affiliates who might be entitled to any fee, commission or reimbursement of expenses from MLF as a result of MLF’s exercise of its Rights in the Rights Offering and MLF’s purchase of the Backstop Amount.

Section 5. REPRESENTATIONS, WARRANTIES AND COVENANTS OF MLF. As a material inducement to the Company to enter into this Agreement, MLF hereby represents and warrants that, and represents, warrants and covenants as set forth in paragraph (f) that:

(a) Organization And Corporate Power. MLF is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware and is qualified to do business in every jurisdiction in which its ownership of property or conduct of business requires it to qualify. MLF has all requisite limited liability company power and authority and all material licenses, permits and authorizations necessary to own and operate its properties, to carry on its business as now conducted and presently proposed to be conducted and to carry out the transactions contemplated by this Agreement, including, without limitation, its agreement to cause the MLF Funds to subscribe for the Rights in the Rights Offering.

(b) Authorization; No Breach. The execution of this Agreement by MLF and the consummation by MLF of the transactions contemplated hereby will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which MLF or any MLF Fund is a party or by which MLF or any MLF Fund is bound or to which any of its property or assets is subject, nor will such actions result in any violation of the provisions of any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over MLF or any MLF Fund or its property or assets in each case in a manner that would adversely impact MLF’s or any MLF Fund’s ability to subscribe for the Rights hereunder and effect the purchase of the Backstop Amount, each as set forth herein, and, except for the registration of the shares of Common Stock that underlie the Rights under the Securities Act and such consents, approvals, authorizations, registrations or qualifications as may be required under the Exchange Act and applicable state securities laws in connection with the Spinoff and the Rights Offering, no consent, approval, authorization or order of, or filing or registration with, any such court or governmental agency or body is required for the execution, delivery and performance of this Agreement by MLF and the consummation by MLF and the MLF Funds of the transactions contemplated hereby in each case in a manner that would adversely impact MLF’s or any MLF Fund’s ability to subscribe for the Rights and perform its other obligations hereunder.

(c) Investment Representations. MLF hereby represents that it and each MLF Fund acquiring the Rights and the shares of Common Stock that will underlie the Rights purchased hereunder or acquired pursuant hereto are acquiring such Rights and Common Stock for its own account with the present intention of holding such securities for purposes of investment, and that it has no intention of selling such securities in a public distribution in violation of the federal securities laws or any applicable state securities laws. In addition, MLF hereby represents that it is sophisticated in financial matters and is able to evaluate the risks and benefits of the investment in the Rights and the shares of Common Stock that will underlie the Rights.

(d) Broker’s Fees. There is no investment banker, broker, finder or other intermediary or advisor that has been retained by or is authorized to act on behalf of MLF or any MLF Fund who might be entitled to any fee, commission or reimbursement of expenses from either Alloy or the Company or any of its Affiliates as a result of MLF’s or any MLF Fund’s exercise of its Rights in the Rights Offering and MLF’s or any MLF Fund’s purchase of the Backstop Amount.

(e) Shares Of Common Stock Beneficially Owned. As of the date hereof, (a) MLF is the beneficial owner of 7,489,082 shares of Alloy Common Stock, (b) MLF Partners, L.P., is the beneficial owner of no shares of Alloy Common Stock and (c) MLF Offshore Portfolio Company, L.P., is the beneficial owner of 7,489,082 shares of Alloy Common Stock.

(f) Available Funds.

(i) MLF and the MLF Funds have, or as of the effective date of the Registration Statement will have, on hand Cash and Cash Equivalents and/or Readily Marketable Securities sufficient in amount to satisfy their collective obligations hereunder. MLF agrees, on behalf of itself and the MLF Funds, that each of MLF and the MLF Funds shall keep on hand, until the transactions contemplated hereby are consummated or this Agreement is earlier terminated, Cash and Cash Equivalents and/or Readily Marketable Securities sufficient in amount to satisfy their collective obligations hereunder.

(ii) Alloy shall provide MLF with not less than 5 days notice of the expected effective date of the Registration Statement and shall promptly update such notice if the expected effective date changes. In furtherance of its obligations in paragraph (i) above, not later than the business day before the date specified in such notice (or the updated notice if applicable), MLF shall, on behalf of itself and the MLF Funds, establish one or more separate segregated accounts at MLF’s prime broker into which MLF or the MLF Funds shall deposit assets sufficient to satisfy their collective obligations hereunder. The amounts deposited into such segregated account(s) shall consist, in the aggregate, of either:

(A)	$20 million of Cash and Cash Equivalents;

(B)	Readily Marketable Securities with an aggregate net Fair Market Value (after subtracting the full amount of all margin loans and other similar encumbrances for which such Readily Marketable Securities are serving as collateral) of not less than $50 million; or

(C)	a letter from an institution, reasonably satisfactory to Alloy’s board of directors to the effect that such institution commits, in the ordinary course of its business consistent with applicable margin regulations, to loan MLF and/or the MLF Funds, on margin, $20 million; provided, that any securities which may be required to serve as collateral for any such margin loan shall not count as deposit pursuant to clause (B) above.

The actual composition of such segregated account shall be selected at MLF’s sole discretion, and MLF may satisfy its obligation with a mixture of components from clauses (A), (B) and (C) above in its sole discretion so long as the mixture is in proportion to the specific requirements of the clauses. By way of illustration only, MLF may elect to satisfy its obligations under this paragraph (f)(ii) 50% through clause (A) and 50% through clause (B) by depositing into a segregated account $10 million of Cash and Cash Equivalents and Readily Marketable Securities with a net Fair Market Value of $25 million. Alternatively, MLF may elect to satisfy its obligations under this paragraph (f)(ii) 25% through clause (A), 25% through clause (B) and 50% through clause (C) by depositing into a segregated account $5 million of Cash and Cash Equivalents, Readily Marketable Securities with a net Fair Market Value of $12.5 million and a letter committing the issuing institution to provide, on margin, $10 million.

(iii) Dominion and control of such brokerage account shall at all times remain with MLF and the MLF Funds. Notwithstanding the foregoing, to the extent that any deposited amounts consist of Readily Marketable Securities, MLF shall be required to deposit the proceeds of any sales thereof directly into such segregated account and such funds shall then be considered Cash and Cash Equivalents

Section 6. CONDITIONS TO OBLIGATIONS OF EACH PARTY TO EFFECT THE CLOSING. The respective obligations of each party to consummate the transactions contemplated hereby are subject to the satisfaction on or prior to the Closing Date of each of the following conditions:

(a) All consents by third parties (governmental or otherwise) that are required for the consummation of the transactions contemplated hereby (including, without limitation, the consummation of the Rights Offering) shall have been obtained on terms mutually agreeable to each party.

(b) The Registration Statement shall have been timely filed with the Commission and declared effective; no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission; and all requests of the Commission for inclusion of additional information in the Registration Statement and the Prospectus or otherwise shall have been complied with in all material respects.

(c) No action, suit or proceeding shall be pending or threatened before any court or quasi-judicial or administrative agency of any jurisdiction or before any arbitrator wherein an unfavorable judgment, decree, injunction, order or ruling would prevent the performance of this agreement or any of the transactions contemplated hereby (including, without limitation, the Spinoff and the Rights Offering), declare unlawful the transactions contemplated by this Agreement (including, without limitation, the Spinoff and the Rights Offering) or cause such transactions to be rescinded.

(d) The Spinoff and the Rights Offering each shall have been consummated in conformity with the requirements and conditions set forth in the Registration Statement and the Prospectus, and the shares of Common Stock to be distributed in the Spinoff to Alloy’s stockholders shall have been so distributed in the manner set forth in the Registration Statement.

(e) The shares of Common Stock underlying the Rights shall have been listed for trading on Nasdaq.

Section 7. CONDITIONS TO OBLIGATIONS OF THE COMPANY TO EFFECT THE CLOSING. In addition to the conditions set forth in Section 6 above, the obligations of the Company to consummate the transactions contemplated hereby are subject to each of the representations and warranties of MLF contained in this Agreement being true and correct in all material respects as of the date hereof and at and as of the Closing Date as if made at and as of such time, except that, to the extent such representations and warranties address matters only as of a particular date, such representations and warranties shall, to such extent, be true and correct at and as of such particular date as if made at and as of such particular date.

Section 8. CONDITIONS TO OBLIGATIONS OF THE MLF TO EFFECT THE CLOSING. In addition to the conditions set forth in Section 6 above, the obligations of MLF to consummate the transactions contemplated hereby are subject to (i) each of the representations and warranties of the Company and Alloy contained in this Agreement being true and correct in all material respects as of the date hereof and at and as of the Closing Date as if made at and as of such time, except that, to the extent such representations and warranties address matters only as of a particular date, such representations and warranties shall, to such extent, be true and correct at and as of such particular date as if made at and as of such particular date; (ii) MLF’s receipt of an opinion of Katten Muchin Rosenman LLP, counsel to the Company, in form reasonably satisfactory to MLF, in respect of this Agreement and the transactions contemplated hereby; (iii) the Company shall have taken all such action necessary to render inapplicable the provisions of Section 203 of the General Corporation Law of the State of Delaware as it relates to MLF and the MLF Funds; (iv) the Company shall have taken all such action necessary to provide that neither MLF nor any of the MLF Funds shall be deemed an “Acquiring Person” pursuant to the provisions of the Stockholder Rights Agreement to be entered into as of the effective date of the Spinoff by Company and American Stock Transfer & Trust Company, as Rights Agent (the “Rights Plan”), unless and until MLF, the MLF Funds and their Affiliates and Associates (as such terms are defined in the Rights Plan) become the Beneficial Owner (as such term is defined in the Rights Plan) of more than 30% of the Company’s Common Stock, and (v) the Company shall have executed and delivered to MLF the Registration Rights Agreement, with such changes thereto to which Alloy, the Company and MLF may mutually agree.

Section 9. BACKSTOP FEE.

(a) Within three (3) days of the approval by the Board of Directors of Alloy of the Spinoff, Alloy shall pay to MLF a non-refundable commitment fee of $50,000 by wire transfer of immediately available funds to the account identified in writing to Alloy.

(b) If the Rights Offering is effected, MLF shall be entitled to receive at the Closing a non-refundable fee upon the consummation of the Rights Offering and MLF’s purchase of the Backstop Amount at the Exercise Price of ten-year warrants to purchase, at the Exercise Price, that number of shares of Common Stock that is equal to .08 multiplied by the number of shares of Common Stock issued pursuant to the Rights Offering. Such warrants shall be in substantially the form attached hereto as Exhibit A, with such changes thereto to which Alloy, the Company and MLF may mutually agree, and shall be issued at the Closing or as soon thereafter as reasonably practical.

Section 10. NO OBLIGATION TO COMPLETE SPINOFF OR RIGHTS OFFERING. Nothing contained in this Agreement shall (i) obligate Alloy to initiate or consummate the Spinoff, (ii) obligate Alloy or the Company to initiate or consummate the Rights Offering, or (iii) obligate Alloy or the Company to require MLF or any MLF Fund to purchase all or any of the shares of Common Stock underlying the Backstop Amount.

Section 11. DEFINITIONS. For the purposes of this Agreement, the following terms have the meanings set forth below:

“Affiliate” means, with respect to any Person, any other Person directly or indirectly controlling, controlled by or under direct or indirect common control with such Person. For purposes of this definition, “control” when used with respect to any specified Person means the power to direct or cause the direction of the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by Contract or otherwise, and the terms “controlling” and “controlled” have meanings correlative of the foregoing.

“Cash and Cash Equivalents” means cash and other liquid assets, including, but not limited to, bank deposits, paper currency and coins, negotiable money orders and checks, U.S. Treasury bills and money-market fund shares.

“Commission” means the Securities and Exchange Commission or any governmental body or agency succeeding to the functions thereof.

“Fair Market Value” means, with respect to any Readily Marketable Securities as of any date, the average closing price (or last sales price) as reported in The Wall Street Journal of a share or other identifiable portion of such Readily Marketable Securities on the applicable market (as defined below) for the 5 most recent trading days occurring during the 15 calendar-day period ending on the business day immediately preceding the applicable date. For purposes hereof, the “applicable market” shall mean that national securities exchange or automated quotation system on which the Readily Marketable Securities in question are listed or traded having the largest volume of trading in such Readily Marketable Securities during the 30 calendar days immediately preceding the date of such determination.

“Material Adverse Effect” means any circumstance, change in or effect on the Company or the Merchandising Business that, individually or in the aggregate with any other circumstances, changes in or effects on the Company or the Merchandising Business (i) is materially adverse to the business, affairs, assets, liabilities, results of operations or the condition (financial or otherwise) of the Company or the Merchandising Business, or (ii) likely would materially adversely affect the ability of the Company to operate and conduct the Merchandising Business from and after the date of the Spinoff.

“Person” means an individual, a partnership, a corporation, a limited liability company, association, a joint stock company, a trust, a joint venture, an unincorporated organization and a governmental entity or any department, agency or political subdivision thereof.

“Readily Marketable Securities” means equity and debt securities that are listed for trading on a United States exchange or automated quotation system (which shall not include, however, the pink sheets or other similar “penny stock” market).

“Securities Act” means the Securities Act of 1933, as amended, or any similar federal law then in force.

Section 12. TERMINATION. This Agreement may be terminated at any time prior to the Closing as follows:

(a) by mutual written consent of Alloy, the Company and MLF;

(b) by any of Alloy, the Company or MLF if any governmental entity shall institute any suit or action challenging the validity or legality of, or seeking to restrain the consummation of, the transactions contemplated by this Agreement (including, without limitation, the issuance of Rights pursuant to the Rights Offering);

(c) by Alloy or the Company, if MLF has breached in any material respect any representation, warranty or covenant contained in this Agreement, provided that the Company has notified MLF of the breach, and the breach has continued without cure for a period of 15 days after the notice of such breach;

(d) by MLF, if Alloy or the Company has breached any representation, warranty, or covenant contained in this Agreement in any material respect, provided that MLF has notified the Company and Alloy of the breach, and the breach has continued without cure for a period of 15 days after the notice of such breach;

(e) by either Alloy or MLF if the Spinoff is not consummated on or prior to December 31, 2005;

(f) by Alloy at any time prior to consummation of the Spinoff; and

(g) by the Company at any time after consummation of the Spinoff and prior to consummation of the Rights Offering.

Section 13. INDEMNIFICATION.

(a) (i) The Company and Alloy jointly and severally agree to indemnify, defend and hold harmless MLF, each MLF Fund, their members, directors and officers, and any person who controls MLF or any MLF Fund within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, and the successors and assigns of all of the foregoing persons, from and against any loss, damage, expense, liability or claim (including the reasonable cost of investigation) which, jointly or severally, MLF, any MLF Fund or any such person may incur under the Securities Act, the Exchange Act, the common law or otherwise, insofar as such loss, damage, expense, liability or claim arises out of or is based upon (A) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or in the Registration Statement as amended by any post effective amendment thereof by the Company) or in a Prospectus (the term Prospectus for the purpose of this Section 13 being deemed to include any preliminary prospectus and the Prospectus as amended or supplemented by the Company), or arises out of or is based upon any omission or alleged omission to state a material fact required to be stated in either such Registration Statement or such Prospectus or necessary to make the statements made therein not misleading, except insofar as any such loss, damage, expense, liability or claim arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in and in conformity with information concerning MLF or any MLF Fund furnished in writing by or on behalf of MLF or such MLF Fund to the Company expressly for use in such Registration Statement or such Prospectus or arises out of or is based upon any omission or alleged omission to state a material fact in connection with such information required to be stated in such Registration Statement or such Prospectus or necessary to make such information not misleading, (B) any untrue statement or alleged untrue statement made by the Company in Section 3 hereof or the failure by the Company to perform when and as required any agreement or covenant contained herein or (C) any untrue statement or alleged untrue statement made by Alloy in Section 4 hereof or the failure by Alloy to perform when and as required any agreement or covenant contained herein. The provisions of this Section 13 shall be in addition to, rather than in lieu of, and shall not affect any rights or remedies MLF, any MLF Fund or any other such indemnitee may have pursuant to law, contract or otherwise.

(i) If any action, suit or proceeding (each, a “Proceeding”) is brought against MLF, any MLF Fund or any such person in respect of which indemnity may be sought against the Company or Alloy pursuant to the foregoing paragraph, MLF, such MLF Fund or such person shall promptly notify the Company and Alloy in writing of the institution of such Proceeding and the Company or Alloy, as the case may be, shall assume the defense of such Proceeding, including the employment of counsel reasonably satisfactory to such indemnified party and payment of all fees and expenses; provided, however, that the omission to so notify the Company or Alloy shall not relieve the Company or Alloy from any liability that the Company or Alloy may have to MLF, such MLF Fund or any such person or otherwise, except to the extent the Company or Alloy is materially prejudiced by such omission. MLF, such MLF Fund or such person shall have the right to employ its or their own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of MLF, such MLF Fund or of such person unless the employment of such counsel shall have been authorized in writing by the Company or Alloy in connection with the defense of such Proceeding or the Company or Alloy shall not have, within a reasonable period of time in light of the circumstances, employed counsel to defend such Proceeding or such indemnified party or parties shall have reasonably concluded that there may be defenses available to it or them which are different from, additional to or in conflict with those available to the Company or Alloy (in which case the Company or Alloy shall not have the right to direct the defense of such Proceeding on behalf of the indemnified party or parties), in any of which events such fees and expenses shall be borne by the Company or Alloy and paid as incurred (it being understood, however, that the Company or Alloy shall not be liable for the expenses of more than one separate counsel (in addition to any local counsel) in any one Proceeding or series of related Proceedings in the same jurisdiction representing the indemnified parties who are parties to such Proceeding and such fees and expenses shall be reasonable under the circumstances). The Company or Alloy shall not be liable for any settlement of any Proceeding effected without its written consent but if settled with the written consent of the Company or Alloy, the Company or Alloy agrees to indemnify and hold harmless MLF, each MLF Fund and any such person from and against any loss or liability by reason of such settlement. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second sentence of this paragraph, then the indemnifying party agrees that it shall be liable for any settlement of any Proceeding effected without its written consent if (A) such settlement is entered into more than 60 business days after receipt by such indemnifying party of the aforesaid request, (B) such indemnifying party shall not have fully reimbursed the indemnified party in accordance with such request prior to the date of such settlement and (C) such indemnified party shall have given the indemnifying party at least 30 days’ prior notice of its intention to settle. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened Proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such Proceeding and does not include an admission of fault, culpability or a failure to act, by or on behalf of such indemnified party.

(b) MLF shall, and shall, to the extent any MLF Fund shall have acquired Rights or Common Stock pursuant to the provisions hereof, cause each MLF Fund to, indemnify, defend and hold harmless Alloy and the Company and pay on behalf of or reimburse them in respect of, any claims, losses or expenses, including, without limitation, reasonable fees and expenses of counsel, which Alloy and/or the Company may suffer, sustain, or become subject to, as a result of or relating to or arising out of any breach of any representation, warranty, covenant or agreement made by MLF contained in this Agreement. In addition, MLF shall, and shall, to the extent any MLF Fund shall have acquired Rights or Common Stock pursuant to the provisions hereof, cause each MLF Fund to, indemnify and hold harmless the Alloy, the Company, each of its directors and officers and each underwriter (if any) and each person, if any, who controls the Company or any such underwriter within the meaning of the Securities Act or the Exchange Act, against all losses, claims, damages or liabilities, joint or several, to which the Company, such directors and officers, underwriter, or controlling person may become subject under the Securities Act, Exchange Act, state securities or blue sky laws or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in any registration statement under which any shares acquired pursuant to the provisions hereof were registered under the Securities Act, any preliminary prospectus or final prospectus contained in such registration statement, or any amendment or supplement to the registration statement, or arise out of or are based upon any omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Company for any legal or any other expenses reasonably incurred by the Company in connection with investigating or defending any such loss, claim, damage, liability or action, if the statement or omission was made in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of MLF or any MLF Fund specifically for inclusion in such registration statement, prospectus, amendment or supplement; provided, however, that the obligations of MLF and the MLF Funds hereunder shall be limited to an amount equal to the net proceeds received by MLF and the MLF Funds sold as contemplated therein. The provisions of this Section 13 shall be in addition to, rather than in lieu of, and shall not affect any rights or remedies Alloy and the Company may have pursuant to law, contract or otherwise.

Section 14. MISCELLANEOUS.

(a) Successors and Assigns. All covenants and agreements in this Agreement by or on behalf of any of the parties hereto will bind and inure to the benefit of the respective successors and assigns of the parties hereto whether so expressed or not. No party may assign this agreement without the prior written consent of the other parties, which consent shall not be withheld, conditioned or delayed unreasonably. In addition, MLF, with the consent of Alloy and the Company, which consent shall not be withheld, conditioned or delayed unreasonably, may assign all or a portion of its rights hereunder to one or more senior executives of the Company or to one or more of MLF’s Affiliates; provided, that no such assignment shall relieve MLF of any of its obligations hereunder.

(b) Survival of Representations and Warranties. All representations and warranties contained herein or made in writing by any party in connection herewith shall survive the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby.

(c) Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision or any other jurisdiction, but this Agreement shall be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

(d) Construction. Whenever the context requires, each term stated in either the singular or the plural shall include the singular and the plural, and pronouns stated in either the masculine, the feminine or the neuter gender shall include the masculine, feminine and neuter. The titles and subtitles used in this Agreement are used for convenience only and are not considered in construing or interpreting this Agreement. All references to Sections and Paragraphs refer to sections and paragraphs of this Agreement. The use of the word “including” in this Agreement shall be by way of example rather than limitation.

(e) Amendment and Waiver. The provisions of this Agreement may be amended and waived only with the prior written consent of each of the parties hereto.

(f) Counterparts; Facsimile Signature. This Agreement may be executed simultaneously in two or more counterparts, any one of which need not contain the signatures of more than one party, but all such counterparts taken together shall constitute one and the same Agreement. This Agreement may be executed by facsimile signature.

(g) Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York without reference to (i) its judicially or statutorily pronounced rules regarding conflict of laws or choice of law to the extent that the application of the law of another jurisdiction would be required thereby; (ii) where any instrument is executed or delivered; (iii) where any payment or other performance required by any such instrument is made or required to be made; (iv) where any breach of any provision of any such instrument occurs, or any cause of action otherwise accrues; (v) where any action or other proceeding is instituted or pending; (vi) the nationality, citizenship, domicile, principal place of business, or jurisdiction or organization or domestication of any party; (vii) whether the laws of the forum jurisdiction otherwise would apply the laws of a jurisdiction other than the State of New York; or (viii) any combination of the foregoing. Any action, suit or proceeding initiated by either party hereto against the other party hereto under or in connection with this letter agreement shall be brought only in a state or federal court located in the State of New York, County of New York. Each party hereto submits itself to the exclusive jurisdiction of any such court, waives any claims of forum non conveniens and agrees that service of process may be effected on it by the means by which notices are to be given pursuant to this agreement.

(h) Notices. Any notice required or permitted to be given hereunder shall be in writing, and shall be either (i) personally delivered, (ii) sent by U.S. certified or registered mail, return receipt requested, postage prepaid, (iii) sent by Federal Express or other reputable common carrier guaranteeing next business day delivery, (iv) by electronic mail; or (iv) by facsimile, in any event to the respective addresses of the parties set forth below, or to such other place as any party hereto may by notice given as provided herein designate for receipt of notices hereunder. Any such notice shall be deemed given and effective upon receipt or refusal of receipt thereof by the primary party to whom it is to be sent; provided, however, a notice delivered by electronic mail or facsimile after 5:00 PM on any day shall be deemed received on the next business day.

If to the Alloy or Company:	Alloy, Inc.
435 Hudson Street,
New York, New York 10014
Attn: Chief Executive Officer
Fax: (212) 244-4311

with a copy
(which shall not constitute notice) to:	Richard M. Graf
Katten Muchin Rosenman LLP
1025 Thomas Jefferson St, NW
Washington, DC 20007
Fax: (202) 339-6058

If to MLF:	MLF Investments LLC
455 North Indian Rocks Road, Suite B
Belleair Bluffs, Florida 33770
Attn: Matthew L. Feshbach
Fax: (727) 587-0885

with a copy
(which shall not constitute notice) to:	Steven Wolosky
Olshan Grundman Frome Rosenzweig
& Wolosky LLP
Park Avenue Tower
65 East 55th Street
New York, NY 10022
Fax: (212) 451-2222

(i) This Agreement constitutes and comprises the entire agreement and understanding between parties hereto as of the date hereof with regard to the subject matter hereof and there are no other prior or contemporaneous written or oral agreements, undertakings, promises, warranties or covenants respecting such subject matter not expressly set forth herein. Without limiting the generality of this Section 14(i) and notwithstanding anything in this Agreement to the contrary, no party is making any representation or warranty whatsoever, oral or written, express or implied, in connection with the transactions contemplated by this Agreement other than those set forth in Sections 3, 4 or 5 of this Agreement and no party is relying on any statement, representation or warranty, oral or written, express or implied, made by any other party except for the representations and warranties set forth in Sections 3, 4 or 5 of this Agreement.

(j) Costs and Expenses. The Company and Alloy shall be responsible for all expenses incurred by it related hereto, to the Spinoff, the Rights Offering, or otherwise related to the subject matter hereof. The Company shall be responsible for any and all costs and expenses (including reasonable attorney’s fees) incurred by MLF and the MLF Funds relating to the Spinoff and the Rights Offering or otherwise related to the subject matter hereof.

(k) Parties at Interest. This Agreement has been and is made solely for the benefit of the Company, Alloy and MLF, and to the extent provided in Section 13 hereof the controlling persons, directors and officers referred to in such section, and their respective successors, assigns, heirs, personal representatives and executors and administrators. No other person, partnership, association or corporation shall acquire or have any right under or by virtue of this Agreement.

(l) Resignation from Alloy’s Board. In connection with the Spinoff and the transactions contemplated hereby, Matthew L. Feshbach, a controlling person of MLF, hereby agrees with Alloy that he shall be recommended for reelection to Alloy’s board of directors for one additional term of up to three (3) years when his current term expires in 2006, but that he shall not be nominated for, or reelected by the Alloy board of directors at any time thereafter for, any additional term on the Alloy board. Notwithstanding the foregoing, Matthew L. Feshbach may resign from the Alloy board at any time.

* * * * *

IN WITNESS WHEREOF, the parties hereto have executed this Standby Purchase Agreement on the date first written above.

ALLOY, INC.

By:
Name:
Title:

dELiA*s, INC.

By:
Name:
Title:

MLF INVESTMENTS LLC

By:
Name:
Title:

Matthew L. Feshbach (for the sole purpose of evidencing his agreement to the provisions of Section 14(l) hereto.